RELEASE

In exchange for the receipt of good and valuable consideration, the sufficiency of which is hereby acknowledged, Robert Murphy ("Murphy") hereby agrees to release all claims against Nurses PRN, LLC, a Florida limited liability company ("Nurses PRN") as follows:

Murphy hereby releases and discharges Nurses PRN and its members, managers, officers, agents, employees, parent corporation, subsidiaries, affiliates, successors and assigns (collectively, the "Released Parties") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which Murphy, his successors or assigns ever had, now have, or hereafter can, shall or may have against Nurses PRN and the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever relating to Romano's capacity as a member and/or as a manager of Nurses PRN prior to the date hereof, except for any obligations or liability that arise or may arise as a result of the Asset Purchase effective as of 16 day of June, 2005, by and among Nurses PRN Acquisition Corp., a Nevada corporation, Medical Staffing Solutions, Inc., a Nevada corporation, Nurses PRN, Murphy, Linda Romano, and Aftab Adamjee, and the transactions contemplated thereby..

ROBERT MURPHY

By: [signature]

Date: 6-16-05

STATE OF Florida)

):SS

COUNTY OF Miami-Dade

The foregoing instrument was acknowledged before me this 16th day of June, 2005, by Robert Murphy. He is personally known to me or (✓) has produced ____________ as identification.

[signature]

Notary Public, State of Florida

Print Name: Jacqueline C. Hodes

Seal:

Jacqueline Hodes
My Commission DD226734
Expires March 09, 2007

WPB 827130.1
MI-180003 v1 0436410-0201